EXHIBIT 16

                LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

KPMG Peat Marwick LLP Letterhead)


October 31, 1996


Securties and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Versus Technology, Inc., and, under the date of February 9, 1996, we reported on the consolidated financial statements of Versus Technology, Inc. as of and for the years ended October 31, 1995 and 1994. On October 28, 1996, our appointment as principal accountants was terminated.
We have read Versus Technology, Inc.'s statements included under
Item 4 of its Form 8-K dated October 24, 1996, and we agree with such statements. Except that we are not in a position to agree or disagree with Versus Technology, Inc.'s statement that the change was approved by the audit committee of the Board of Directors or to agree or disagree with Versus Technology, Inc.'s statement that BDO Siedman, LLP was not engaged regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

				Very truly yours,



				KPMG Peat Marwick LLP